Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2004 relating to the 2003 consolidated financial statements of Riverbed Technology, Inc., included in the Registration Statement on Form S-1 (No. 333-133437).

/s/ Deloitte & Touche LLP

San Francisco, California

September 19, 2006